Bristol Consulting LTD.
                                 P.O. Box 290767
                               Brooklyn, NY 11229
Phone: (718) 891-8101                                        Fax: (718) 891-0105



CONSULTING AGREEMENT dated as of the 30th day of July, 1998, between Bristol Consulting LTD, of P.O. Box 290767 Brooklyn, NY 11229, and Accident Prevention Plus, Inc., of 145 Oser Ave. Ste. 100 - Hauppauge, NY 11788

Accident Prevention Plus, Inc. desires to hire Bristol Consulting LTD. (Bristol Consulting LTD.) to assist and advise for commercial application in Europe, the Middle East and Far East, as to Corporate Structure, Capital Acquisition, Contract Application, Equity Partners and Mergers and Acquisitions. It will also advise and coordinate procedures, for geographic allocation of business resources in areas described in this paragraph.

1. Services; Term
Bristol Consulting LTD. hereby agrees to provide services as consultant to Accident Prevention Plus, LLC, Inc. for a period of five years commencing on the thirtieth of July, 1998, for five years terminating on the thirtieth July, 2003.


2. Services to be performed
    (See Attachment A)

3. Compensation

a) Bristol Consulting LTD. shall be retained as described in item number 1, above:
     i.  Three  months at $5000 per month.
     ii. For balance of contract, Bristol Consulting LTD. will be paid $10,000 per month.

b) Bristol Consulting LTD. and its associates is to receive 5% of the stock of the new company (APP Incorporated -- to be formed) which can not be diluted by the issuance of new stock to officers and directors for a period of five years except in relation to their contracts.


4. Travel Expenses
In the event that, at Accident Prevention Plus, Inc.'s request, Bristol Consulting LTD. or its representatives is required to travel away from their corporate offices in Brooklyn, New York, in the performance of their duties hereunder, the Accident Prevention Plus, Inc. shall reimburse the corporation for all expenses incurred by the corporation or its representatives in connection with such travel.

5. Termination
This  Agreement may be terminated  prior to the end of the Term:
(a) By Accident Prevention Plus, Inc. if Bristol Consulting LTD. does not conform to agreed upon stipulation in this contract and as is outlined in number 2, or any other documents pertaining to said paragraph #2, above which are mutually agreed upon and signed by both parties. Bristol Consulting LTD. shall retain all stock and rights prior to any termination.

In the event that this Agreement is terminated in accordance with this paragraph 2, the Company shall have no further obligation to Bristol Consulting LTD. under this Agreement after the date of such termination, except that Bristol Consulting LTD. shall be entitled to receive any consideration to which it is entitled pursuant to paragraph 2 hereof which has accrued and has not been paid up to and including the date of termination.

6. Confidential Information
All confidential information which Bristol Consulting LTD. may now possess, may obtain during or after the Term, or may create prior to the end of the Term relating to the business of the Accident Prevention Plus, Inc., shall not be published, disclosed or made accessible by him to any other person, firm, or corporation either during or after the Term or used by him except during the Term in the business and for the benefit of the Accident Prevention Plus, Inc., without the prior written consent of the Accident Prevention Plus, Inc..

7. Binding Effect; Assignment
This Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Accident Prevention Plus, Inc. and the assigns, heirs and personal representatives of Bristol Consulting LTD. ;
provided, however, that Bristol Consulting LTD. may assign, transfer or otherwise convey any of its rights or delegate any of its duties under this Agreement without the written consent of the Accident Prevention Plus, Inc..

8. Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of law.

9. Entire Agreement
This Agreement represents the entire agreement and any other documents pertaining to said paragraph #2, above which are mutually agreed upon and signed by both parties with respect to matters contemplated herein and supercedes any prior oral or written agreements or undertakings between the parties with respect to such matters.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Bristol Consulting LTD.                     Accident Prevention Plus, Inc., by
Authorized Representative                   Richard Goodhart, Chairman and CEO
Professor Sheldon Friedland

/s/  Sheldon Friedland                      /s/  Richard Goodhart, CEO
- ---------------------------               ------------------------------------

                                            Steven H. Wahrman, President

                                            /s/  Steven H. Wahrman
                                            ------------------------------------

                             Bristol Consulting LTD.
                                 P.O. Box 290767
                               Brooklyn, NY 11229
Phone: (718) 891-8101                                        Fax: (718) 891-0105



Attachment A

1.  Advise to
    a)  Commercial application
        1.  Europe
        2.  Middle East
        3.  Far East

2.  Corporate structure

3.  Capital Acquisition

4.  Contract Application

5.  Equity Partners

6.  Mergers and Acquisitions

                             Bristol Consulting LTD.
                                 P.O. Box 290767
                               Brooklyn, NY 11229
Phone: (718) 891-8101                                        Fax: (718) 891-0105


This is an amendment to the contract, dated July 30, 1998, between Bristol Consulting, LTD and Accident Prevention Plus, LLC:

Termination:

Should either company fail to perform the services as outlined in point 2 (attachment A) The following procedure for stock issuance and consulting fees will be amended as follows:

1. For every month that this agreement is in force Bristol Consulting shall accrue stock holdings equal to 8,063 shares monthly for a period of 59 months with the final distribution to be 8,111 shares which equal a total of 483,828 shares.

2. The consulting companies will accrue a fee at the rate of $5,000 per month for the first 3 months of service and $10,000/month thereafter or until the date of termination of this agreement.

3. All stock which has not been accrued for services will be returned to the company. However, the consultant company will have the option to purchase this stock at the stock option price as determined in management employment contracts dated January 1, 1999 for a period of 60 days from the termination of this Agreement.

4. Should Consultant Company wish to liquidate any of their holdings after the 18 month waiting period, which equates to 145,134 shares they have full right to do so. Other stock that may be issued can only be liquidated on a month to month accrual bases of 8,063 shares/month thereafter.

5. Should APP fault in any of their company obligations then this Agreement will remain in full effect for the term of five years as stated in 1. Services Term.


/s/  Sheldon Friedland
- ---------------------------------
Sheldon Friedland, President

                             Bristol Consulting LTD.
                                 P.O. Box 290767
                               Brooklyn, NY 11229
Phone: (718) 891-8101                                        Fax: (718) 891-0105



This is an amendment to the contract, dated July 30, 1998, between Bristol Consulting, LTD and Accident Prevention Plus, LLC:

Of the 787,614 shares of common stock in APP originally contracted for by Bristol Consulting in conjunction with providing the services contracted by APP, Bristol Consulting has distributed common stock to independent associates for completion of the above referenced contract.

The Bristol Consulting ownership is currently 689,414 shares. All stock remains under the same restrictions under rule 144 SEC regulations.



/s/  Sheldon Friedland
- -------------------------------
Sheldon Friedland, President

                             Bristol Consulting LTD.
                                 P.O. Box 290767
                               Brooklyn, NY 11229
Phone: (718) 891-8101                                        Fax: (718) 891-0105



Under Rule 144 SEC Regulation, Accident Prevention Plus LLC or their attorney cannot refuse a Letter of Opinion for relief in regard to taking legend off stock in the above mentioned Corporation provided all SEC requirements are met. Accident Prevention Plus, LLC must accept Corporation's own Counsel Letter of Opinion.

                        AMENDMENT TO CONSULTING AGREEMENT

         THlS AMENDMENT TO CONSULTING AGREEMENT is entered into this 28th day of
October,   1998  by  and  between  Accident  Prevention  Plus,  Inc.,  a  Nevada corporation ("APP") and Bristol Consulting Ltd. ("Bristol").


                                    RECITALS

         WHEREAS, Bristol and Accident Prevention Plus, LLC, a limited liability company ("APP LLC") had entered into a consulting agreement dated July 30, 1998 (the "Consulting Agreement") for a five year period in which APP LLC agreed to pay Bristol $5,000 per month for the first three months and $10,000 per month thereafter during the term of the Consulting Agreement as consideration for certain duties to be performed by Bristol;

         WHEREAS, the terms and provisions of the Consulting Agreement also provided that Bristol would receive an approximate five percent (5%) equity ownership interest in a new corporation to be formed as additional consideration for certain duties to be performed by Bristol (not to be diluted by the `issuance of new stock to officers and directors for a period of five years except in relation to their contracts);

         WHEREAS, on October 28, 1998, Accident Prevention Plus, Inc. ("APP") was formed under the laws of the State of Nevada, and APP and Bristol entered into an agreement (the "Exchange Agreement") whereby Bristol agreed to exchange either its equity membership interest or its right to an equity membership interest in APP LLC for shares of restricted common stock of APP;

         WHEREAS, in accordance with the terms and provisions of the Exchange Agreement, on October 28, 1998, 837,414 shares of restricted common stock of APP were issued to Bristol evidencing an approximate 4.628% equity ownership interest in APP pursuant to the terms and provisions of the Consulting Agreement;

         WHEREAS, the board of directors of APP approved the issuance of such shares of stock to Bristol by resolution dated October 28, 1998; and

         WHEREAS, the parties hereto desire to memoralize the terms and provisions for such issuance of shares of common stock of APP.

         NOW, THEREFORE, for and in consideration of the covenants and promises set forth below, the parties agree as follows:

         1. Bristol agrees to accept the issuance of 837,414 shares of restricted common stock of APP as settlement for any and all services performed pursuant to the Consulting Agreement and fulfiIlment of the terms and provisions of the Consulting Agreement, and that such stock certificate issued shall be dated as of October 28, 1998;

         2. Bristol is aware that the shares of common stock are not being registered under the Securities Act of 1933, as amended. Bristol understands that the shares of common stock are being issued in reliance on the exemption from registration provided by Section 4(2) thereunder. Bristol represents and warrants that: (a) the shares of common stock are being acquired solely for Bristol's own account, for investment purposes only, and not with a view to or in connection with, any resale, distribution, subdivision or fractionalization thereof; and (b) Bristol has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any of the shares of common stock or which would guarantee to Bristol any profit, or protect Bristol against any loss with respect to the shares of common stock, and Bristol has no plans to enter into any such agreement or arrangement. Bristol understands that it may be recquired to bear the economic risk of this investment for an indefinite period of time because there is currently no trading market for the shares of common stock and the shares of common stock cannot be resold or otherwise transferred unless applicable state securities laws are complied with (which APP is not obligated to do) or exemptions therefrom are available.

         3. The issuance of 837,414 shares of common stock of APP to Bristol shall be valued at $0.00l for an aggregate valuation of$837.00 as of October 28, 1998.

         4. Bristol agrees to waive the restrictive provision contained in paragraph 3(b) of the Consulting Agreement to be effective from the date of this Agreement.

         5. Each party shall indetnnify, delend and hold harmless the other from and against any and all claims. damages, liabilities, losses costs and expenses arising out of the Exchange Agreement and the issuance of stock pursuant to the Exchange Agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the dates indicated below to be effective as of the date first above written.

                                           ACCIDENT PREVENTION PLUS, INC.,
                                           A Nevada corporation

Date: 1/10/00                              By: /s/ Steven H. Wahrman
                                               ------------------------
                                               Steven H. Wahrman



                                           BRISTOL CONSULTING LTD.

Date: 1/07/00                              By: ????????????